                             AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into as of this 17th day of May, 1996, by and among CONSOLIDATED STAINLESS, INC., a Delaware corporation having offices at 2170 West State Road 434, Suite 330, Longwood, Florida 32779 ("CSI"); TWENTY-FIRST CENTURY METALS ACQUISITION CORP., an Illinois corporation, (the "Merger Subsidiary"), having offices at 2170 West State Road 434, Suite 330, Longwood, Florida 32779; TWENTY-FIRST CENTURY METALS, INC., an Illinois corporation, having offices at 990 Lunt Avenue, Elk Grove, Illinois 60007 (the "Company"); and CHARLES KAFENSHTOK, ("Kafenshtok") having a residence address at 299 Hastings Avenue, Highland Park, Illinois 60035 and STEPHEN AVERY ("Avery"), having a residence address at 3125 Cranston Court, Wilmette;, Illinois 60091 (Messrs. Kafenshtok and Avery hereinafter referred to collectively as the "Stockholder").

                                 W I T N E S S E T H:

    WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding shares of the capital stock of the Company (the "Stock"); and the Company is engaged primarily in the business of marketing, distributing and selling stainless steel pipe, valves and fittings and related goods and services; and

    WHEREAS, the Merger Subsidiary is the wholly-owned subsidiary of CSI, which Merger Subsidiary will statutorily merge with and into the Company (such merger being referred to herein as the "Merger") and thereby vest title in all of the outstanding shares of the Company in the name of CSI, pursuant to and in accordance with the terms and conditions of this Agreement; and

    WHEREAS, the Board of Directors and the Stockholder of the Company, the Board of Directors of CSI and the Board of Directors of the Merger Subsidiary and CSI, as sole stockholder of the Merger Subsidiary, have all authorized and approved the Merger and the consummation of the other transactions contemplated by this Agreement, all on the terms and subject to the conditions set forth in this Agreement;


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    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

    1.   THE MERGER.

         1.1 THE MERGER. At the time of the Closing on the Closing Date (as hereinafter defined) and in accordance with the provisions of this Agreement and the applicable provisions of the corporation laws of the jurisdiction in which the Merger is to take place (in such instance, "Applicable Law"), the Merger Subsidiary shall be merged with and into the Company, in accordance with the terms and conditions of this Agreement and a certificate of merger in substantially the form of EXHIBIT A annexed hereto, subject to such changes as to form (but not substance) as may be required by Applicable Law, hereinafter
referred to as the "Articles of Merger".   The Company shall be the surviving
corporation of the Merger (the Company, in such capacity, being hereinafter sometimes referred to as the "Surviving Corporation"). Thereupon, the separate existence of the Merger Subsidiary shall cease, and the Company, as the Surviving Corporation, shall continue its corporate existence under Applicable Law under its current name.

         1.2 EFFECTIVENESS OF THE MERGER. As soon as practicable upon or after the satisfaction or waiver of the conditions precedent set forth in Sections 8 and 9 of this Agreement, the Merger Subsidiary and the Company will execute appropriate Articles of Merger, and shall file or cause to be filed such Articles of Merger with the Secretary of State of the jurisdiction in which the Merger Subsidiary and Company are incorporated; and the subject Merger shall become effective as of the date thereof, and the Closing shall be deemed to occur as of the last such effective date in accordance with Section 10 of this Agreement.

         1.3 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, (a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of the Merger Subsidiary and Company (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Applicable Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall


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become and remain the obligations of the Surviving Corporation pursuant to
Applicable Law without further act or deed.

         1.4 SURVIVING CORPORATION. Upon the effectiveness of the Merger, the Articles of Incorporation, By-Laws, directors and officers of the Surviving Corporation shall be identical to those of the subject Company as in effect immediately prior to the effectiveness of such Merger, subject, however, to those resignations tendered in accordance with Section 8.11 of this Agreement (all of which shall be deemed effective upon the effectiveness of such Merger).

         1.5  STATUS AND CONVERSION OF SHARES.  Upon the effectiveness of the
Merger:

              (a) Each share of capital stock held by the Company as treasury stock immediately prior to the effectiveness of the Merger shall be canceled and extinguished, and no payment or issuance of any consideration shall be payable or shall be made in respect thereof;

              (b) Each share of common stock of the Merger Subsidiary outstanding immediately prior to the effectiveness of the Merger shall be converted into and shall become one (1) share of common stock of the Surviving Corporation; and

              (c) Each share of capital stock of the Company (the "Company Stock") issued and outstanding immediately prior to the effectiveness of the Merger shall be canceled and extinguished and converted into the right to receive a proportionate amount of the consideration payable in respect of all of the outstanding shares of such Company Stock pursuant to Section 2 of this Agreement. Such consideration shall be paid and delivered to the Stockholder, as the only holder of the outstanding Company Stock, upon surrender to the Surviving Corporation of the certificates representing such shares of outstanding Company Stock at the time and place of the Closing as provided in
Section 10 of this Agreement.

         1.6 BOOKS AND RECORDS. On the Closing Date, the Stockholder shall deliver, and shall cause the Company to deliver, to CSI all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company, all tax returns and records of the Company, and all supplier, client, customer, sales and other business records of the Company.


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    2.   MERGER CONSIDERATION.

         2.1 MERGER CONSIDERATION. In exchange for 100% of the issued and outstanding shares of capital stock of the Company, the consideration to be received by the Stockholder in the Merger (the "Merger Consideration") shall consist of the following:

         (a) An amount in cash (the "Cash Consideration") which shall equal the aggregate sum of One Hundred Thousand Dollars ($100,000.00), and

         (b) An aggregate of 30,000 shares (subject to adjustment as hereinbelow provided) of Common Stock of CSI (the "CSI Stock" or "CSI Shares") which CSI Stock shall not be registered under the Securities Act of 1933, as amended. The initial aggregate shares comprising the CSI Stock shall be adjusted at Closing as follows:

              (i) $300,000.00 shall be divided by the Discounted Amount (as defined in Section 7.1 of this Agreement) the quotient of which shall represent the adjusted shares, subject to further adjustment as provided hereunder; and

              (ii) If the Equity (hereinafter defined) as determined by CSI based upon the March 31, 1996 Audited Financial Statements (as defined in
Section 6.1 of this Agreement) and such other information as CSI deems reasonably necessary to make such determination (the "March 31, 1996 Equity") is less than $250,000.00, then the number of shares of Common Stock included in the CSI Stock shall be decreased by one share of CSI Common Stock for each $10.00 (which dollar amount is subject to adjustment in accordance with procedures for determining the Discounted Amount as provided in Section 7.1(a) of this Agreement) by which the March 31, 1996 Equity is less than $250,000.00; and PROVIDED FURTHER, that if the difference between the March 31, 1996 Equity and $250,000.00 is not a dollar amount evenly divisible by the Discounted Amount, the number of shares by which the CSI Stock shall be decreased shall be rounded down to the nearest whole number of shares. For illustration purposes only, if the March 31, 1996 Equity is $235,007.00, then the CSI Stock shall be decreased by 1,499 shares ($250,000.00 -$235,007.00 = $14,993.00; $14,993.00 DIVIDED BY 10
= 1,499.3; the CSI Stock will be decreased by 1,499 shares), which adjustment shall be in addition to any adjustment to CSI Stock made under clause (i) above; and


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

              (iii) Any accounts receivable of the Company which are more than 90 days old at the Closing Date (whether or not such accounts receivable are past due) shall be assigned to the Stockholder and the number of shares of CSI Common Stock included in the CSI Stock shall be reduced by one share of CSI Common Stock for each $10.00 face value (subject to adjustment as the Discounted Amount) of Company accounts receivable so assigned (with the number of shares by which the CSI Stock is reduced being rounded down to the nearest whole number of shares).

    (c) The shares of CSI Stock issued at the Closing shall be subject to the terms and conditions of the Subscription Agreement in the form of EXHIBIT B annexed hereto and made a part hereof as concerns, among other things, Stockholder investment intent and acknowledgment of (i) disclosure made by CSI and (ii) transfer restrictions on the CSI Stock. The term "Equity" means the stockholders equity of the Company, as determined in accordance with generally accepted accounting principles (GAAP). The CSI Stock shall be subject to adjustment and an escrow as provided in Sections 7.1 and 7.2 of this Agreement.

    3.   FURTHER ASSURANCES.

         From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, certificates and other instruments, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

    4.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

         Each of Kafenshtok and Avery, jointly and severally hereby represents and warrants to CSI and the Merger Subsidiary as follows:

         4.1 TITLE TO THE STOCK. The Stockholder has good, valid and marketable title to the Stock in the amounts and proportions as set forth on
SCHEDULE 4.1 annexed hereto, all of which Company Stock has been duly authorized and validly issued and is fully paid and non-assessable, and is (and on the Closing Date will be) free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). The Stockholder is the only record and beneficial owner of 100% of the issued and outstanding shares of Company Stock.


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         4.2  VALID AND BINDING AGREEMENT.

              (a) The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company have been duly and validly authorized by the Board of Directors and the stockholders of the Company, and the Company has the full legal right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

              (b) The Company and the Stockholder have full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by the Stockholder, the Non-Competition Agreement (as such term is hereinafter defined), constitutes and will constitute the legal, valid and binding obligations of the Company and the Stockholder (as applicable), enforceable against the Company and the Stockholder (as applicable) in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         4.3  ORGANIZATION, GOOD STANDING AND QUALIFICATION.  The Company:
(a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (c) except as and to the extent set forth in SCHEDULE 4.3 annexed hereto, is qualified to do business as a foreign corporation in each foreign jurisdiction where such qualification is required by law. True and complete copies of the Articles of Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as part of SCHEDULE 4.3.



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         4.4  CAPITAL STRUCTURE; STOCK OWNERSHIP.

              (a) The authorized capital stock of the Company is as set forth in its Articles of Incorporation contained in SCHEDULE 4.3, and the Company Stock constitutes all of the issued and outstanding capital stock of the Company. The shares of the Stock and the record and beneficial owner thereof is as set forth on SCHEDULE 4.1, and no other shares of capital stock of the Company are issued or outstanding.

              (b) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock, or obligating any Stockholder to transfer any shares of Company Stock owned by such Stockholder. No shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

         4.5 SUBSIDIARIES AND INVESTMENTS. The Company does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or has any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company, except as contained in SCHEDULE 4.5.

         4.6  FINANCIAL INFORMATION.  SCHEDULE 4.6 annexed hereto contains:
(i) an aging schedule of accounts receivable and accounts payable of the Company as of March 31, 1996; (ii) a list of the outstanding principal balance of and approximate accrued interest on all indebtedness including without limitation accounts payable and loans and/or notes payable of the Company as of March 31, 1996; (iii) a list of all obligations of the Company to any of the stockholders of the Company and/or any of their respective Affiliates on the date hereof;
(iv) a list of all obligations of the Company guaranteed by any of the stockholders of the Company on the date hereof, and the terms of such guarantees; and (v) a list reflecting the nature and amount of all obligations owed to the Company on the date hereof by any of the stockholders of the Company and/or any of their respective Affiliates. Wherever used in this Agreement, the term "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

         4.7  NO MATERIAL CHANGES.  Except as and to the extent described in
SCHEDULE 4.7 annexed hereto (which Schedule may make reference to any other Schedule hereto), since March 31, 1996, the business of the Company has continued to be operated only in the ordinary course, and there has not been:

              (a) Any material change in the financial condition, operations or business of the Company from that shown on the Audited Financial Statements (as hereinafter defined), or any material transaction or commitment effected or entered into outside of the normal course of the Company's business;

              (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Company;

              (c) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Stock, any other payment of any kind by the Company to any of the stockholders of the Company or any of their respective Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to the Company by any of the stockholders of the Company or any of their respective Affiliates, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company; or

              (d) Any other event or condition arising from or out of the operation of the Company which has or may materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

         4.8  TAX MATTERS.

              (a)  TAX RETURNS AND AUDITS.

                   (i) Except as and to the extent disclosed in SCHEDULE 4.8 annexed hereto: [i] on the date hereof and on the Closing Date, all federal, state and local tax returns and tax reports required to be filed by the Company on or before the date of this Agreement or the Closing Date, as the case may be, have been and will have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; [ii] all federal, state and local income, franchise, sales, use, property, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or


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

with respect to the Company as of the date hereof and as of the Closing Date have been and will have been fully paid, and appropriate accruals shall have been made on the Company's books for taxes not yet due and payable; [iii] as of the Closing Date, all taxes and other assessments and levies which the Company is required by law to withhold or to collect on or before the Closing Date will have been duly withheld and collected, and will have been paid over to the proper governmental authorities to the extent due and payable on or before the Closing Date; and [iv] there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company. At and after the Closing Date, the Company will not have any liability for any federal, state or local income tax with respect to any taxable period ending on or before the Closing Date, except as and to the extent disclosed in SCHEDULE 4.8. Discretionary decisions made by CSI and its management with respect to filing or amending any tax returns of the Company concerning periods ended on or prior to the Closing Date, which decisions are not required under applicable law and which decisions result in additional liability to the Company other than as disclosed in this Agreement or the Schedules annexed hereto, shall not result in any breach of representations and warranties contained in this Section 4.8(a).

                   (ii) There are no audits pending with respect to any federal, state or local tax returns of the Company, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

              (b) SUBCHAPTER S STATUS. Neither the Company nor the Stockholder has made any disproportionate distributions to Stockholder or taken any other action that would result in the Company, retroactively from the Closing Date, being disqualified as an "S Corporation" as such term is defined in the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         4.9 PERSONAL PROPERTY; LIENS. The Company has and owns good and marketable title to all of its personal property, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for:
(a) liens securing the Company's indebtedness for money borrowed as reflected in the Audited Financial Statements, pursuant to the security agreements listed in
SCHEDULE 4.9 annexed hereto; (b) liens securing the deferred purchase price of machinery, equipment, vehicles and/or other fixed assets, as indicated on
SCHEDULE 4.9; (c) liens for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and


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(d) liens, pledges, claims, security interests, encumbrances, mortgages, conditions or restrictions which are not, individually or in the aggregate, material in character or amount and do not interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other fixed assets owned or leased by any Company are listed in SCHEDULE 4.9 annexed hereto, and, except as and to the extent disclosed in SCHEDULE 4.9, all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the subject Company's business as presently conducted.

         4.10  REAL PROPERTY.

              (a) The Company does not own or have any interest of any kind (whether ownership, lease or otherwise) in any real property except to the extent of the Company's leasehold interest under the lease for its business premises, and true and complete copies of all real property leases (including all amendments thereto) to which the Company is a party in any capacity are annexed hereto as SCHEDULE 4.10 (the "Leases").

              (b) The Company (and, to the best of the Stockholder's knowledge, the landlord thereunder) is presently in compliance with all of its obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted), are adequate for the operation of the Company's business as presently conducted, and a default, termination, or modification of currently effective payment or other terms thereunder will not be effected as a result of consummation of the Merger and the transactions contemplated by this Agreement.

         4.11  ACCOUNTS RECEIVABLE.

              (a) All accounts receivable shown on the Audited Financial Statements, and all accounts receivable thereafter created or acquired by the Company prior to the Closing Date (the "Accounts"), have arisen or will arise in the ordinary course of the Company's business.

              (b) The Stockholder is not aware of any asserted counterclaims or set-offs in respect of any of such Accounts, or any state of facts, events or occurrences which would impair the collection of such Accounts in the ordinary course of business; PROVIDED that it shall not be a breach of this Section 4.11(b) if the total of all uncollected Accounts does not exceed the greater


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of (i) $10,000.00 or (ii) the amount of the allowance for doubtful accounts of the Company reflected in the Audited Financial Statements.

         4.12 INVENTORIES. All inventories shown on the Audited Financial Statements, and all inventories thereafter created or acquired by the Company prior to the Closing Date, have been and will be valued at the lower of average cost or market according to generally accepted accounting principles ("GAAP"), and consisted and will consist of items which are of a quality and quantity which are useable in the ordinary course of the Company's business. All of such inventories have received all necessary governmental and agency approvals (all of which approvals are in full force and effect) and comply with all laws and regulations applicable thereto.

         4.13 INSURANCE POLICIES. SCHEDULE 4.13 annexed hereto contains a true and correct schedule of all insurance coverage held by the Company concerning its business and properties; and except as set forth on SCHEDULE 4.13 such coverage insures all of the Company's assets for the full replacement cost thereof (net of reasonable deductibles), and are adequate for the normal operation of the Company's businesses.

         4.14 PERMITS AND LICENSES. Except as set forth in SCHEDULE 4.14 annexed hereto, the Company possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Company, necessary in order to operate its business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect; and none of such permits, licenses or franchises will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and consummation of the transaction contemplated by this Agreement.

         4.15  CONTRACTS AND COMMITMENTS.
              (a) SCHEDULE 4.15 annexed hereto lists all material contracts, leases, commitments, indentures and other agreements to which any Company is a party (collectively, "Material Contracts"), except that SCHEDULE 4.15 need not list any such agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the business of the Company and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $10,000.00 per annum; or (iii) may be terminated without penalty, premium or


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liability by the subject Company on not more than thirty (30) days' prior written notice.

              (b) To the best of the Stockholder's knowledge, except as set forth in SCHEDULE 4.15: (i) all Material Contracts are in full force and effect; (ii) the Company has received any written notice that any Material Contract is in material breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and the consummation of the transactions contemplated by this Agreement.

              (c) To the best of the Stockholder's knowledge, no purchase commitment by the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

              (d) Except for the Leases and otherwise as set forth in SCHEDULE 4.15, the Company does not have any outstanding contracts or commitments that are not cancelable by the Company without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

              (e) There is no outstanding power of attorney granted by the Company to any person, firm or corporation for any purpose whatsoever.

              (f) The Company's lease of its present principal operating facility at 990 Lunt Avenue, Elk Grove, Illinois 60007, terminates on March 31, 1997.

         4.16 CUSTOMERS AND SUPPLIERS. Neither the Stockholder nor, to the best of the Stockholder's knowledge, the Company, has received any written notice of any existing, announced or anticipated changes in the policies of any material suppliers or referral sources which will materially, adversely affect the business presently being conducted by the Company.

         4.17  LABOR, BENEFIT AND EMPLOYMENT AGREEMENT.

              (a) Except as set forth in SCHEDULE 4.17 annexed hereto, the Company is not a party to (i) any collective bargaining agreement or other labor agreement, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) which is not terminable


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

without penalty by the Company on not more than thirty (30) days' prior written notice. SCHEDULE 4.17 hereto sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid during the 1995 calendar year or to be paid by the Company during the 1996 calendar year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $10,000.00.

              (b) No union is now certified or, to the best of the Stockholder's knowledge, claims to be certified as a collective bargaining agent to represent any employees of the Company, and there are no labor disputes existing or, to the best of the Stockholder's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company.

              (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of any Company. Neither the Company nor the Stockholder has received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

              (d) With respect to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which the Company has at any time been required to make contributions, the Company has not, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

              (e) Except as disclosed in SCHEDULE 4.17, the Company does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) the Company has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under
Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by the Company as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and, except such as might arise by reason of the occurrence of the Merger, the Stockholder has no knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

              (f) Except for the group insurance programs and any other insurance listed in SCHEDULE 4.17, the Company does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current of former employees, and, except as required by statute or governmental regulation, the Company does not have any liability, fixed or contingent, for health or medical benefits to any former employee.

         4.18  NO BREACH OF STATUTE, DECREE OR OTHER INSTRUMENT.

              (a) Except as set forth in SCHEDULE 4.18 annexed hereto: (i) neither the execution and delivery of this Agreement by the Company and/or the Stockholder, nor the performance of or compliance with the terms and provisions of this Agreement on the part of the Company and/or the Stockholder, will violate or conflict with any term of the Articles of Incorporation or By-Laws of the Company or any statute, law, rule or regulation of the governmental authority affecting the existing business of the Company, or will at the Closing Date conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction, decree, contract, lease, agreement, indenture or other instrument to which the Company or the Stockholder is a party or by which the Company or the Stockholder is bound; (ii) no consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of the Company or the Stockholder in connection with the consummation of the transactions contemplated hereby; and (iii) the Company will not be required, whether by law, regulation or administrative practice, to reapply for or refile to obtain any of the licenses, permits or other authorizations presently held by the Company and required for the operation of its business as conducted on the date hereof.

              (b) In connection with and as respects the Merger, the Company and the Stockholder have waived any and all rights which it or he may have (by way of right of first refusal, right of first offer, or otherwise) to purchase any of the Company Stock by reason of the proposed disposition thereof by the other pursuant to the Merger.

         4.19  COMPLIANCE WITH LAWS.

              (a)  The Company is, and has been at all times during the three
(3) year period prior to the date hereof, in compliance with all domestic, foreign, federal, state, local and municipal laws and ordinances and governmental rules and regulations, and all requirements of insurance carriers, applicable to its business, affairs, properties or assets.

              (b) Neither the Stockholder or the Company, nor to the best of the Stockholder's knowledge, any of the Company's directors, officers or employees, has received any written notice of default or violation, nor is the Company, or to the best of the Stockholder's knowledge, any of the Company's directors, officers or employees, in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. Neither the Stockholder nor the Company, nor to the best of the Stockholders' knowledge, any of the Company's directors, officers or employees, has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the business, financial condition, results of operations or prospects of the Company.

              (c) SCHEDULE 4.19 sets forth the date(s) of the last known audits or inspections (if any) of the Company conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, and any other governmental and/or quasi-governmental agency (federal, state and/or local).

         4.20 LITIGATION. Except as disclosed in SCHEDULE 4.20 annexed hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of the Stockholder, threatened, by or against the Company or any of its assets or properties. The Stockholder is not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Company.

         4.21 PATENTS, LICENSES AND TRADEMARKS. SCHEDULE 4.21 annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or the Stockholder or any of the Company's directors, officers, stockholders or employees and which in any way relate to or are used in the business of the Company; (b) all licenses, both domestic and foreign, which are owned or controlled by the Company or the Stockholder and/or any of the Company's directors, officers, stockholders or employees and which in any way relate to or are used in the business of the Company; and (c) all franchises, licenses and/or similar arrangements granted to the Company by others and/or to others by the Company. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in SCHEDULE 4.21 is subject to any pending challenge known to the Stockholder.

         4.22 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 4.22, no material asset employed in the business of the Company is owned by, leased from or leased to any of the stockholders of the Company, any of their respective Affiliates, members of their families or any partnership, corporation or trust for their benefit, or any other officer, director or employee of the Company or any Affiliate of the Company.

         4.23 BANK ACCOUNTS. Annexed hereto as SCHEDULE 4.23 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

         4.24 SCHEDULES INCORPORATED BY REFERENCE. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

         4.25 INVESTMENT. All shares of CSI Stock which the Stockholder shall acquire pursuant to this Agreement will be acquired by the Stockholder for its own account, for investment purposes only, and not with a view to the resale or distribution thereof. The Stockholder hereby acknowledges its receipt and review of the most recent prospectus, annual report, quarterly report and current report of CSI as filed with the Securities and Exchange Commission ("SEC"), and acknowledges and confirms that it has had the full and fair opportunity to obtain such additional and/or updated information regarding CSI as it has deemed appropriate in connection with the transactions contemplated hereby. All of the representations, warranties and other information contained in the Subscription Agreement, a copy of which is annexed hereto as Exhibit B, when executed by the Stockholder, shall be true and correct.

         4.26 DISCLOSURE AND DUTY OF INQUIRY. Neither CSI nor the Merger Subsidiary will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholder in this Agreement.

         4.27  LIABILITIES.
              (a) Except as set forth in SCHEDULE 4.27 hereto (and to the extent not disclosed in other Schedules to this Agreement), the Company has no separate indebtedness or payable outstanding which individually exceed $5,000.00 or outstanding indebtedness or payables which in the aggregate exceed $10,000.00. There are no material contingent or actual liabilities of whatever nature, except as set forth in SCHEDULE 4.27, that are not disclosed in the Audited Financial Statements, including but not limited to liabilities for sales and use taxes, state and local taxes, payroll taxes and FICA payments, other mandated fees, fines, or payments of any kind due and payable to any level of government.

              (b) All indebtedness and accounts payable of the Company as of the date of this Agreement are set forth on SCHEDULE 4.27 hereto (to the extent not disclosed in other Schedules to this Agreement), which obligations are identified by current outstanding principal balance and accrued and unpaid interest, if any, owed to each creditor, together with the name, address and telephone number of each such creditor.

        4.28 NO CONSENTS. No consents to the transaction contemplated in this Agreement are required other than as set forth in SCHEDULE 4.28, which, in the absence of such consents, will result in a default under any leases or contracts (including without limitation loan agreements or other debt instruments) to which the Company is a party, or will result in an acceleration of any obligations of the Company.

    5.   REPRESENTATIONS AND WARRANTIES OF CSI.

         CSI hereby represents and warrants to the Stockholder as follows:

         5.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

              (a) CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

              (b) The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all necessary power and authority to consummate the Merger with the Company as contemplated hereby. The Merger Subsidiary is a wholly-owned subsidiary of CSI, and will have no material assets or liabilities at the time of the Closing.

         5.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by CSI have been duly and validly authorized by the Board of Directors of CSI; and CSI has (and, at the time of the Closing, the Merger Subsidiary will have) the full legal right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of CSI to consummate the transactions contemplated hereby.

         5.3 VALID AND BINDING AGREEMENT. This Agreement and, when executed and delivered by CSI, the Non-Competition Agreement, the Kast Guarantee, the Stockholder Debt Guarantee and the Sublease Guarantee (all as hereinafter defined), constitute and will constitute the legal, valid and binding obligations of CSI, enforceable against CSI in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         5.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by CSI, nor compliance with the terms and provisions of this Agreement on the part of CSI, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting CSI;
(b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which CSI is a party, or by which CSI is bound, or constitute a default thereunder.

         5.5 BUSINESS AND FINANCIAL INFORMATION. The financial statements and other information contained in the documents and reports referred to in Section
4.25 of this Agreement are correct and complete in all material respects, and the financial statements included therein present fairly the consolidated financial position of CSI in conformity with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the absence of footnote disclosures and to customary fiscal year-end audit adjustments which will not, individually or in the aggregate, be material to the consolidated financial condition of CSI and its subsidiaries). Since the date of the last of such reports, there has been no material adverse change in the financial condition or operations of CSI from that reflected in the financial statements included in such report, except as set forth on SCHEDULE
5.5 hereto.

         5.6 CSI SHARES. When transferred or issued to the Stockholder pursuant to Section 2 above, all shares of common stock of CSI delivered to the Stockholder shall be duly authorized, validly issued and fully paid and non-assessable, and free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

         5.7 INVESTMENT. CSI will be acquiring ownership of the outstanding capital stock of the Surviving Corporation for its own account, for investment purposes only, and not with a view to the resale or distribution thereof.

         5.8 DISCLOSURE AND DUTY OF INQUIRY. The Stockholder is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by CSI in this Agreement.

    6.   THE STOCKHOLDER'S OBLIGATIONS BEFORE THE CLOSING DATE.

         The Company and Stockholder jointly and severally covenant and agree that, from the date hereof until the Closing Date:

         6.1 ACCESS TO INFORMATION. The Company and the Stockholder shall permit CSI and its counsel, accountants and other representatives, to have reasonable access during normal business hours to all properties, books, accounts, records, contracts, documents and information relating to such Company, to permit CSI's regular accountants, BDO Seidman, LLP ("Seidman") (i) to perform a full audit of the Company's financial statements and to prepare audit reports covering the Company's financial statements for the fiscal year ended December 31, 1995, for the three months ended March 31, 1996 and as of the Closing Date; and (ii) to deliver no less than ten (10) days prior to the Closing Date unqualified audit reports with attached financial statements, which are in form reasonably satisfactory to CSI, for the full fiscal year ended December 31, 1995, (the "December 31, 1995 Audited Financial Statements") and for the three (3) months ended March 31, 1996 (the "March 31, 1996 Audited Financial Statements")(altogether the "Pre-Closing Audited Financial Statements"); AND FURTHER, to deliver no more than thirty (30) days after the Closing Date unqualified audit reports with attached financial statements which are in form satisfactory to CSI, updated to the Closing Date (the "Post-Closing Audited Financial Statements")(both "Pre-Closing Audited Financial Statements" and "Post-Closing Audited Financial Statements" collectively referred to as the "Audited Financial Statements"). The Company and Stockholder shall also provide Seidman with all such representation letters, indemnification agreements and other materials as shall be reasonably requested by Seidman in order to permit Seidman to prepare the Audited Financial Statements and other financial statements as may be required under the terms of this Agreement. Such Audited Financial Statements shall include balance sheets, statements of operations, statements of stockholders' equity, statements of cash flows and appropriate notes thereto, and shall be prepared in accordance with Regulation S-X, as promulgated under the Securities Act of 1933, as amended. The cost of conducting the audit and the cost of preparing the Audited Financial Statements shall be borne by CSI; PROVIDED, that in the event that the Audited Financial Statements do not reflect the minimum Equity of $125,000.00 as at December 31, 1995, the cost of conducting the audit and the cost of preparing the Audited Financial Statements shall be borne by the Company, up to a maximum of Ten Thousand ($10,000.00) Dollars. CSI and its representatives shall also be permitted to freely consult with the Company's counsel concerning the business of the Company.

         6.2 CONDUCT OF BUSINESS IN NORMAL COURSE. The Company shall carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Company as of the date hereof, without in each instance obtaining the prior written consent of CSI.

         6.3 PRESERVATION OF BUSINESS AND RELATIONSHIPS. The Company shall, without making or incurring any unusual commitments or expenditures, use its best efforts to preserve its business organization intact and to preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with it.

         6.4 MAINTENANCE OF INSURANCE. The Company shall continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

         6.5 CORPORATE MATTERS. The Company shall not, without the prior written consent of CSI:

              (a)  amend its Articles of Incorporation or By-Laws;

              (b)  issue any shares of its capital stock;

              (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock might be directly or indirectly issued;

              (d) amend, cancel or modify any Material Contract or enter into any material new agreement, commitment or transaction except, in each instance, in the ordinary course of business;

              (e) pay, grant or authorize any salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment, consulting or management agreements;

              (f) modify in any material respect any material agreement to which it is a party or by which it may be bound, except in the ordinary course of business;

              (g)  make any change in its management personnel;

              (h) except pursuant to commitments in effect on the date hereof (to the extent disclosed in this Agreement or in any Schedule hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $5,000.00 in the aggregate;

              (i) sell, assign or dispose of any capital asset(s) with a net book value in excess of $5,000.00 as to any one item;

              (j) materially change its method of collection of accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

              (k) declare, pay, set aside or make any dividend(s) or other distribution(s) of cash or other property, redeem any outstanding shares of its capital stock, or purchase any outstanding shares of capital stock of or equity interest in any other corporation or entity;

              (l) incur any liability or indebtedness except, in each instance, in the ordinary course of business;

              (m) subject any of its assets or properties to any further liens or encumbrances, other than Permitted Liens;

              (n) forgive any liability or indebtedness owed to it by any of the stockholders of the Company or any of their respective Affiliates; or

              (o) agree to do, or take any action in furtherance of, any of the foregoing.

    7.   ADDITIONAL AGREEMENTS OF THE PARTIES.

         7.1  ESCROW AND ADJUSTMENT OF CSI STOCK.

              (a) 5,000 of the shares of CSI Common Stock included in the CSI Stock shall be held in escrow by Greenberg Traurig, counsel to CSI (the "A/R Escrow Shares"), subject to one share of the A/R Escrow Shares being returned to CSI for each $10.00 face value (subject to adjustment) of accounts receivable retained by the Company and outstanding as of the Closing Date that is not collected on or prior to 120 days after the Closing Date (with the number of A/R Escrow Shares to be returned to CSI being rounded down to the nearest whole number of shares). At the end of such 120 day period, any A/R Escrow Shares not returned to CSI pursuant to this Section 7.1 or Section 7.2 below, shall be delivered out of escrow to Avery and Kafenshtok in as nearly equal amounts as possible, and all accounts receivable for which such deductions have been made shall be assigned to the Stockholder. The $10.00 face value (the "Discounted Amount") represents a 20% discount from the $12.50 per share market price of CSI's common stock on or about March 6, 1996. The Discounted Amount shall be recalculated at Closing as follows: the Discounted Amount shall be determined by multiplying 80% times the per share price derived from the average of the daily closing prices for the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date as furnished by NASDAQ. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such day, the closing bid price as furnished by NASDAQ. The form of Escrow Agreement to be executed on the Closing Date by the Stockholder, CSI and the escrow agent is attached hereto as EXHIBIT C (the "Escrow Agreement").

              (b) At Closing, an additional 5,000 shares of the CSI Stock shall be deposited into escrow with Greenberg Traurig (the "Additional Escrow Shares"), and shall be subject to return to CSI as provided in Section 7.2.

         7.2 ESCROW OF FUNDS AND ADJUSTMENT OF PURCHASE PRICE. At the Closing Date, $50,000.00 of the Cash Consideration payable under Section 2.1(a) and the Additional Escrow Shares shall be deposited into an escrow with Greenberg Traurig (the "Escrow Funds").

              (a) If the Post-Closing Audited Financial Statements indicate that the Equity at the Closing Date was less than the March 31, 1996 Equity, then the difference between the Equity as revealed in the Post-Closing Audited Financial Statements and the March 31, 1996 Equity (the "Equity Difference") shall be deducted dollar for dollar from the Escrow Funds and distributed to CSI.

              (b) If such Equity Difference exceeds the sum of $50,000.00, then the Additional Escrow Shares shall be decreased and returned to CSI by one share of Additional Escrow Shares for each $10.00 (which dollar amount is subject to adjustment in accordance with procedures for determining the Discounted Amount as provided in Section 7.1(a) of this Agreement) of the Equity Difference that exceeds $50,000.00, with the number of Additional Escrow Shares to be returned to CSI being rounded down to the nearest whole number of shares. Any amount of the Escrow Funds or any Additional Escrow Shares not distributed to CSI in accordance with this Section 7.2 shall be paid to the order of Avery and Kafenshtok in as nearly equal amounts as possible. The terms and conditions of the escrow shall be as set forth in the Escrow Agreement.

              (c) If a balance remains of the Equity Difference after deducting for return to the Company all of the Escrow Funds and all of the Additional Escrow Shares, then the A/R Escrow Shares shall be decreased and returned to CSI by one share of A/R Escrow Shares for each $10.00 (which dollar amount is subject to adjustment in accordance with procedures for determining the
Discounted   Amount as provided in Section 7.1(a) of this Agreement)   of such
remaining balance, with the number of A/R Escrow Shares to be returned to CSI being rounded down to the nearest whole number of shares.

              (d) Avery and Kafenshtok, jointly and severally, shall indemnify CSI for and pay over to CSI in accordance with Section 12 of this
Agreement: (i) any remaining balance of the Equity Difference after making the setoffs provided under Sections 7.2(a), (b) and (c) of this Agreement;
and (ii) if a setoff was made under Section 7.2(c) of this Agreement, then the dollar amount derived from multiplying $10.00 (subject to adjustment in accordance with procedures for determining the Discounted Amount as provided in Section 7.1(a) of this Agreement) by the number of A/R
Escrow Shares comprising such setoff, which otherwise would have been distributed to CSI due to uncollected receivables pursuant to Section 7.1(a) of this Agreement.

         7.3 CONFIDENTIALITY. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon CSI under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by CSI, the Company and the Stockholder that (a) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (b) all financial information, business records and other non-public information concerning the Company or CSI which any of CSI, the Company and the Stockholder or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by CSI, the Company and the Stockholder and their respective representatives, and shall not be disclosed to any person that is not associated or affiliated with any of CSI, the Company and the Stockholder and involved in the transactions contemplated hereby, without the prior written approval of the Stockholder or CSI, as applicable. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the Company or CSI. In the event that the transactions contemplated hereby shall not be consummated for any reason, each of CSI, the Company and the Stockholder covenants and agrees that neither it nor its representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue). The parties hereto shall be responsible for any damages sustained by reason of their respective breaches of this Section 7.3, and this Section 7.3 may be enforced by injunctive relief.

         7.4 DUE DILIGENCE INVESTIGATION. At all times prior to the Closing Date, CSI and its representatives shall be permitted to conduct during normal business hours a full and complete due diligence investigation of the assets, business, properties, financial condition and prospects of the Company, the results of which due diligence investigation shall be satisfactory to CSI. In connection with such due diligence investigation, the Company shall furnish to CSI unaudited statements of income and balance sheets of the Company as at and for the year ended December 31,

1994, as well as unaudited statements of income and balance sheets of the Company as at and for the year ended December 31, 1995 (the "Unaudited Financial Statements"). The Company and the Stockholder shall, and shall cause the principal executive officers, legal and financial representatives, agents and employees of the Company to, fully cooperate to enable CSI and its representatives to conduct a full due diligence investigation of the Company, including interviews with personnel and/or contacts with suppliers or customers. Such due diligence investigation shall include, but shall not necessarily be limited to, the audit to be performed by CSI's accountants as contemplated by Section 6.1 above.

         7.5 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Each of Kafenshtok and Avery, jointly and severally, hereby further represents and warrants to CSI and the Merger Subsidiary, as follows:

              (a) Upon delivery, as provided in accordance with Section 6.1 of this Agreement, this Agreement shall be automatically amended to annex hereto as
SCHEDULE 7.5  the Audited Financial Statements.

              (b) The Audited Financial Statements (i) are complete and correct in all material respects and present fairly the financial position of the Company as of the dates thereof and for the periods reflected therein, all in conformity with generally accepted accounting principles applied on a consistent basis; (ii) make full and adequate provision, in accordance with generally accepted accounting principles, for the various assets and liabilities of the Company, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein; (iii) reflect only assets and liabilities and results of operations and transactions of the Company and do not include or reflect any assets, liabilities or transactions of any corporation or entity except the Company; and
(iv) were prepared from the books and records of the Company, which accurately and consistently reflect all transactions to which such corporation was and is a party.

              (c) Except as expressly set forth in the Audited Financial Statements and/or otherwise in the Schedules to this Agreement, or arising in the normal course of business after the date of the Audited Financial Statements, there are no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Company, including any contingent liabilities, that are, in the aggregate, material to the financial condition or business of the Company.

         7.6 ADDITIONAL AGREEMENTS AND INSTRUMENTS. On or before the Closing Date, the Stockholder, CSI and the Merger Subsidiary (as appropriate) shall execute, deliver and file the Articles of Merger and all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to CSI, shall reasonably be required to be executed, delivered and filed in order to consummate the Merger and the other transactions contemplated by this Agreement.

         7.7 NON-INTERFERENCE. None of the parties shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 8 and 9 below.

         7.8 PAYMENT OF PAYABLES/STOCKHOLDER DEBT. CSI agrees to cause to be retired in full within sixty (60) days following the Closing Date the Payables/Stockholder Debt referenced in Section 9.7 hereof.

         7.9 PAYMENT OF LOAN FROM FIRST EAGLE BANK. CSI shall pay at Closing the Company's indebtedness under the Company's line of credit with First Eagle Bank, which obligation is in the approximate amount of $350,000.00.

    8.   CONDITIONS PRECEDENT TO CSI PERFORMANCE.

         The obligations of CSI to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by CSI:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Stockholder in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to CSI under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

         8.2 PERFORMANCE. The Company and the Stockholder shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

         8.3 CERTIFICATION. CSI shall have received a certificate, dated the Closing Date, signed by the Stockholder, certifying, in such detail as CSI and its counsel may reasonably request, that the conditions specified in Sections
8.1 and 8.2 above have been fulfilled.

         8.4 RESOLUTIONS. CSI shall have received certified resolutions of the Board of Directors and the stockholders of the Company, in form reasonably satisfactory to counsel for CSI, authorizing the Company's execution, delivery and performance of this Agreement and the Mergers, and all actions to be taken by the Company hereunder (including resolutions which (i) elect such persons as officers and directors of the Company and (ii) amend the Certificate of Incorporation and By-laws of the Company, as shall be determined by CSI).

         8.5 GOOD STANDING CERTIFICATES. The Stockholder shall have delivered to CSI a certificate or telegram issued by the Secretary of State of the jurisdiction of incorporation of the Company, evidencing the good standing of the Company in its jurisdiction of incorporation as of a date not more than ten
(10) calendar days prior to the Closing Date.

         8.6 ABSENCE OF LITIGATION. No action, suit or proceeding by or before any court or any governmental body or authority, against any Company or any Stockholder or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the business, financial condition, operations or prospects of the Company, or impair the ability of any of the stockholders of the Company to deliver in the Merger all of their common stock of the Company free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever.

         8.7  NON-COMPETITION AGREEMENT.  On the Closing Date, the Company,
CSI, Kafenshtok and Avery shall execute and deliver to CSI a two-year non-competition agreement in favor of the Surviving Corporation and CSI wherein, among other things, Kafenshtok and Avery shall not compete with the business presently conducted by CSI and Surviving Corporation within a 500 mile radius of 990 Lunt Avenue, Elk Grove, Illinois, and shall not solicit orders for any stainless steel products from any present or former customers of the Company wherever such present or former customers are located (i.e., whether or not such customers are located within the above-referenced 500 mile radius), which agreement shall be in the form of EXHIBIT D attached hereto (the "Non-Competition Agreement").

         8.8 CONSENTS. All necessary disclosures to and agreements and consents of (a) any parties to any Material Contracts and/or any licensing authorities which are material to the Company's business, (including all outstanding indebtedness and leases) and (b) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained, shall be in such form as shall be satisfactory to CSI and true and complete copies thereof shall be delivered to CSI on or before the Closing Date.

         8.9 SETTLEMENT OF ACCOUNTS. All debts, liabilities and other monetary obligations owed to the Company by any of the stockholders of the Company and/or any of their Affiliates (including, without limitation, amounts owed by Stockholder to the Company) on or prior to the Closing Date, shall have been fully paid to the Company in immediately available funds, such that no such debts, liabilities or obligations shall be outstanding on and after the Closing Date.

         8.10 CONDITION OF PROPERTY. Between the date of this Agreement and the Closing Date, assets of the Company having an aggregate fair market value of $10,000.00 or more shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, unless covered by insurance.

         8.11 NO MATERIAL ADVERSE CHANGE. On the Closing Date, there shall not have occurred any event or condition materially and adversely affecting the financial condition, results of operations or business prospects of the Company from those reflected in the Audited Financial Statements.

         8.12 RESIGNATIONS; BANKING ARRANGEMENTS. The Company and/or the Stockholder shall have delivered to the Surviving Corporation the written resignations, dated and effective on the Closing Date, of such of the officers and directors of the Company as may be requested by CSI. In addition, to the extent requested by CSI, the Stockholder shall have executed and delivered such certificates and documents as may be necessary or appropriate to change the authorized signatories on all bank accounts and/or safe deposit boxes maintained by or in the name of the Company.

         8.13  SATISFACTORY AUDIT AND DUE DILIGENCE INVESTIGATION.

              (a)  The audits and unqualified audit opinions contemplated by
Section 6.1 above shall have been completed, and CSI shall be fully satisfied, in its sole and absolute discretion, with the results of such audits and the texts of the audit reports. Further, the Pre-Closing Audited Financial Statements shall reflect earnings before interest and taxes of a minimum of $140,000.00 for the fiscal year ended December 31, 1995.
              (b) CSI, in its sole and absolute discretion, shall be satisfied with the results of its due diligence investigation of, without limitation, the Stockholder, the Company, the Company's business and its financial condition.

         8.14 SUBLEASE. The Company shall deliver to CSI on or before the Closing Date a sublease to be executed by 21st Century, Inc. as sub-lessor and the Surviving Corporation as sub-lessee, which sublease shall be in form satisfactory to CSI in its sole and absolute discretion.

         8.15 LENDER APPROVAL. The principal lenders to CSI shall have approved the transaction contemplated by this Agreement in form satisfactory to CSI.

         8.16 EXECUTION AND DELIVERY OF EXHIBITS. On or before the Closing Date, the Company shall have executed and delivered to the Merger Subsidiary the appropriate Articles of Merger, and the Stockholder shall have executed and delivered to the other parties thereto the Subscription Agreement, the Non-Competition Agreement, and the Escrow Agreement.

         8.17 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to CSI and its counsel. The Stockholder shall have submitted to CSI or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which CSI may have requested in connection with said transactions.

         8.18 IGL OBLIGATION.  The Company shall have renegotiated its
Agreement with Innovation Group, Ltd. ("IGL") dated on or about July 12, 1994 (the "IGL Loan Agreement") to the satisfaction of CSI, in CSI's sole and absolute discretion; or, alternatively, the Company shall have entered into an agreement with IGL (the "Release Agreement") for the return of IGL inventory to IGL and the concurrent termination of all of the Company's obligations under the IGL Loan Agreement, the terms of which Release Agreement shall be satisfactory to CSI in its sole and absolute discretion. Upon execution of a definitive renegotiated IGL Loan Agreement or Release Agreement (satisfactory to CSI), this condition shall be cancelled.

    9.   CONDITIONS PRECEDENT TO THE COMPANY'S AND THE
         STOCKHOLDER'S PERFORMANCE.

         The obligations of the Company to consummate the Merger and of the Stockholder to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Kafenshtok and Avery:

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by CSI in this Agreement and/or in any written statement delivered by CSI under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

         9.2 PERFORMANCE. CSI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by CSI on or before the Closing Date.

         9.3 CERTIFICATION. The Stockholder shall have received a certificate, dated the Closing Date, signed by CSI certifying, in such detail as the Stockholder and its counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

         9.4 RESOLUTIONS. The Stockholder shall have received certified resolutions of the Board of Directors of CSI and the Merger Subsidiary, in form reasonably satisfactory to counsel for the Stockholder, authorizing the Merger and CSI's execution, delivery and performance of this Agreement and all actions to be taken by CSI and the Merger Subsidiary hereunder.

         9.5 EXECUTION AND DELIVERY OF EXHIBITS. The Merger Subsidiary shall have executed and delivered to the Company the Articles of Merger, and CSI and the Surviving Corporation (as applicable) shall have executed and delivered to the Stockholder the Non-Competition Agreement.

         9.6 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Stockholder and their counsel.

         9.7 CSI GUARANTEE OF COMPANY INDEBTEDNESS TO STOCKHOLDER. CSI shall deliver to the Stockholder on or before the Closing Date CSI's guarantee of the Company's obligations to Kast Marketing in the amount of $110,000 and the Company's indebtedness to the Stockholder in the total principal amount of $69,000.00 plus interest of $250.00 (which respective amounts shall not be substantially different from those presented in the unaudited December 31, 1995 financial statements delivered to CSI and attached hereto as SCHEDULE 9.7), which guarantee shall be in the form of EXHIBIT E (the "Kast Guarantee") and EXHIBIT F (the "Stockholder Debt Guarantee").

         9.8 CSI GUARANTEE OF SUBLEASE. CSI shall deliver to the Stockholder on the Closing Date CSI's guarantee of the Sublease, which guarantee shall be in the form of EXHIBIT G hereto (the "Sublease Guarantee").

    10.  CLOSING.

         10.1 PLACE AND DATE OF CLOSING. Unless this Agreement shall be terminated pursuant to Section 11 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig, 111 North Orange Avenue, Suite 2050, Orlando, Florida 32801, or such other location as is agreed to between the parties, at 10:00 A.M. local time on June 3, 1996, or such later date (not later than June 30, 1996) as may be reasonably agreeable to all parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

         10.2 ACTIONS AT CLOSING. On the Closing Date, simultaneous with the Closing, the parties shall file or cause to be filed Articles of Merger with the Secretary of State of the applicable jurisdiction. At the Closing, the parties shall make all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

    11.  TERMINATION OF AGREEMENT.

         11.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing: (a) by CSI if the Pre-Closing Audited Financial Statements do not reflect earnings before interest and taxes of a minimum of $140,000.00 for the fiscal year ended December 31, 1995; (b) by CSI if it is not satisfied, in its sole and absolute discretion, with the results of its due diligence investigation; (c) by the mutual written consent of CSI, the Company and the Stockholder; ( d) by CSI, or by the Company and the Stockholder, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Company or on CSI, and/or the transactions contemplated hereby, (iii) the other party or parties, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or they shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of any party hereto and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or (e) by CSI, or by the Company and the Stockholder, at any time on or after June 30, 1996 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

         11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Section 11, prompt written notice shall be given by the terminating party to the other party, and no party to this Agreement shall have any further liability to the other, except as provided in Section 7.3 above or Section 14, below.

    12.  INDEMNIFICATION.

         12.1  GENERAL.

              (a) Avery and Kafenshtok, jointly and severally (for purposes of this Section 12, the "Stockholders") shall defend, indemnify and hold harmless the Surviving Corporation and CSI from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, fines and reasonable attorneys' fees, that the Surviving Corporation and/or CSI may incur, sustain or suffer including without limitation any deficiency in Equity as provided in Section 7.2 hereof, and any audit costs incurred by an Internal Revenue Service audit of the Company which results in a tax deficiency for the tax year(s) audited ("Losses") as a result of any breach of, or failure by the Stockholders or the Company, to perform, any of the representations, warranties, covenants or agreements of the Stockholders or the Company contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Stockholders or the Company under this Agreement.

              (b) The Surviving Corporation and CSI shall jointly and severally defend, indemnify and hold harmless the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that such Stockholders may incur, sustain or suffer as a result of any breach of, or failure by CSI to perform, any of the representations, warranties, covenants or agreements of CSI contained in this Agreement.

         12.2  LIMITATIONS ON CERTAIN INDEMNITY.

              (a) As used in this Section 12.2, "Losses" shall mean and refer to, collectively, Losses as defined in Section 12.1(a) above.

              (b) The Surviving Corporation and CSI shall be entitled to indemnification by Avery and Kafenshtok, jointly and severally, for Losses referenced under Section 12.1(a), and the Stockholder shall be entitled to indemnification by the Surviving Corporation and CSI for losses referenced under
Section 12.1(b), only in respect of claims for which notice of claim shall have been given on or before the third anniversary of the Closing Date, or, with respect to Losses relating to a breach of any warranties under Section 4.8 above, the expiration of the final statute of limitations for those tax returns covered by the warranties under Section 4.8 above; PROVIDED, HOWEVER, that none of the Surviving Corporation, CSI or the Stockholder shall be entitled to indemnification in the event that the subject claim for indemnification relates to a third-party claim and the prospective indemnified party (as the case may be) delayed giving notice thereof to such an extent as to cause material prejudice to the defense of such third-party claim.

         12.3 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to American Arbitration Association arbitration in Orlando, Florida or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by those indemnifying parties obligated to make indemnification hereunder in such amount as shall be necessary to satisfy all applicable Losses determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel. Losses which take the form of litigation or arbitration costs and expenses (including reasonable attorneys' fees) which are not incurred in connection with an action or demand by a third party against the indemnified party or any of its Affiliates, shall not be paid on an ongoing basis as incurred, but rather all such costs and expenses incurred by the prevailing party in any such action shall be paid by the other party thereto.

         12.4 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. All Losses which take the form of claims for litigation costs and expenses (including reasonable attorneys' fees) shall be paid to the indemnified party in cash on an ongoing basis as incurred. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have thirty (30) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

    13.  POST-CLOSING EVENTS.

         In addition to the post-Closing covenants set forth in Section 3 above, the parties hereby further agree that, from and after the Closing:

         13.1 ACCOUNTING COOPERATION. The Stockholder shall cause the accountants heretofore retained by the Company to cooperate with CSI's accountants in connection with ongoing audit work relating to periods prior to the Closing Date, as required by applicable federal and state securities laws, and other reasonable requirements. Such cooperation shall include, without limitation, providing such assurances, comfort letters and access to work papers as may reasonably be requested by CSI and its accountants.

    14.  COSTS.

         14.1 FINDER'S OR BROKER'S FEES. CSI (on the one hand) and the Stockholder (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         14.2  EXPENSES.

              (a) Each party to this Agreement shall be responsible for its own costs and fees incurred in connection with the negotiation and preparation of this Agreement and exhibits referenced herein, and the consummation of the transactions contemplated hereby. Except as otherwise provided herein, CSI, shall pay all closing expenses; PROVIDED, that all professional fees and costs for the negotiation and review of this Agreement and for preparation of closing schedules and financial statements, other than the Audited Financial Statements (except as described in Section 6.1 above), that are incurred by and on behalf of the Company and the Stockholder shall be borne by the Stockholder. Anything elsewhere contained in this Agreement to the contrary notwithstanding, no expenses of any Stockholder in connection with the transactions contemplated by this Agreement shall be attributed to or paid by the Company.

              (b) (i) Anything contained in Section 14.2(a) above to the contrary notwithstanding, in the event that the Company and/or the Stockholder shall terminate this Agreement prior to the Closing for reasons other than default or non-performance by CSI, then the Company and the Stockholder shall be jointly and severally liable to CSI for all out-of-pocket expenses incurred by CSI for the audit work contemplated by Section 6.1 above (without regard to the $10,000.00 maximum cost set forth therein).

                   (ii) To the extent subsection 14.2(b)(i) is inapplicable, in the event of a termination of the Agreement by any party for any other reason, if the Audited Financial Statements do not reflect a minimum Equity of $125,000.00 as at December 31, 1995, the cost of preparing the Audited Financial Statements shall be borne by the Company, up to a maximum of $10,000.00.

    15.  PARTIES.

         15.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         15.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, or on the day after the date sent by recognized overnight courier service with all charges prepaid, or (ii) three (3) days after being deposited in the United States mail if sent by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

              (a)  If to CSI or the Merger Subsidiary:

                   CONSOLIDATED STAINLESS, INC.
                   2170 WEST STATE ROAD 434, SUITE 330
                   LONGWOOD, FLORIDA  32779
                   ATTENTION:  RONALD ADAMS, PRESIDENT

                   WITH A COPY TO:

                   GREENBERG TRAURIG
                   153 E. 53RD STREET, 35TH FLOOR
                   NEW YORK, NEW YORK 10022
                   ATTENTION:  PETER W. ROTHBERG, ESQUIRE

                   AND A COPY TO:

                   GREENBERG TRAURIG
                   111 NORTH ORANGE AVENUE, SUITE 2050
                   ORLANDO, FLORIDA 32801
                   ATTENTION:  SANDRA C. GORDON, ESQUIRE

              (b)  If to the Company or to Stockholder:

                   CHARLES KAFENSHTOK
                   C/O KAST MARKETING, INC.
                   990 LUNT AVENUE
                   ELK GROVE, ILLINOIS  60007


                             and
                   STEPHEN AVERY
                   C/O KAST MARKETING, INC.
                   990 LUNT AVENUE
                   ELK GROVE, ILLINOIS  60007

                         WITH A COPY TO:

                         SCHWARTZ AND FREEMAN
                         401 NORTH MICHIGAN AVENUE, SUITE 1900
                         CHICAGO, ILLINOIS 60611
                         ATTENTION:  STEVEN RANDALL, ESQUIRE

or to such other address as either party shall have specified by notice in writing given to the other party.

    16.  MISCELLANEOUS.

         16.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

         16.2 NON-ASSIGNABILITY; BINDING EFFECT. Other than the assignment of rights by CSI to the Merger Subsidiary as and to the extent contemplated by
Section 1 above, neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         16.3 SEVERABILITY. In the event that any provision or any portion of any provision of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the remainder of this Agreement shall remain valid and enforceable, unless such invalidity, illegality or unenforceability substantially diminishes the rights and obligations, taken as a whole, of any party hereunder.

         16.4 ATTORNEYS' FEES. In the event of suit to enforce the terms of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party reasonable attorneys' fees, costs and expenses (including those incurred through all trial, appellate and post-judgment collection proceedings).

         16.5 GOVERNING LAW; JURISDICTION. Except to the extent that Applicable Law shall govern with respect to the Merger, this Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within such State.

         16.6 EFFECT OF HEADINGS. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

         16.7 ENTIRE AGREEMENT; WAIVERS. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         16.8 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      [Balance of page intentionally left blank]

    IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

    CONSOLIDATED STAINLESS, INC.


    By:/s/ Ronald Adams
       ---------------------------
    Name: Ronald Adams
         -------------------------
    Its:  President

    TWENTY-FIRST CENTURY METALS ACQUISITION CORP.


    By: /s/ Ronald Adams
       ---------------------------
    Name:  Ronald Adams
         -------------------------
    Its:  President

    TWENTY-FIRST CENTURY METALS, INC.


    By: /s/ Charles Kafenshtok
       ---------------------------
    Name: Charles Kafenshtok
         -------------------------
    Its: President

    STOCKHOLDER:

     /s/ Charles Kafenshtok
    ------------------------------
    Charles Kafenshtok

     /s/ Stephen Avery
    ------------------------------
    Stephen Avery


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